POWER OF ATTORNEY

WHEREAS, the undersigned individual is an officer (the "Officer") of Alpharma Inc., a Delaware corporation (the "Company"), and therefore must periodically file certain reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange of 1934 ("Section 16 Reports").

NOW, THEREFORE, the undersigned Officer hereby appoints and empowers each of Robert Wrobel, Executive Vice President, Chief Legal Officer, Jeffrey Campbell, Executive Vice President, Chief Financial Officer and Marie Amerasinghe, Vice President, Commercial Legal Affairs of the Company, to prepare, sign and file Section 16 Reports on such Officer's behalf, and to do all things incident and necessary to that end.

The undersigned Officer has caused this Power of Attorney to be executed this 6thday of June 2007.

/s/ David C. U'Prichard
David C. U'Prichard

Acknowledged and Accepted this
12th day of June 2007

/s/ Jeffrey Campbell
Jeffrey Campbell

Acknowledged and Accepted this
6th day of June 2007

/s/ Marie Amerasinghe
Marie Amerasinghe